Exhibit T3A.2.11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:05 AM 06/27/1995 950144460 - 2093444

RESTATED CERTIFICATE OF INCORPORATION

OF

GENOVESE DRUG STORES, INC.

The date of filing of the original Certificate of Incorporation of Genovese Drug Stores, Inc. with the Secretary of State of the State of Delaware was June 11, 1986. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

It is hereby certified that:

FIRST: The name of the corporation (hereinafter called the "corporation") is:

GENOVESE DRUG STORES, INC.

SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation Systems, Inc.

THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Capital Stock of the corporation shall consist of 32,000,000 shares, par value $1.00 per share, all of which shall be known as Common Stock. The Common Stock shall be divided into two classes known as Class A Common Stock and Class B Common Stock.

(a)        Class A Common Stock shall consist of 20,000,000 shares, par value $1.00 per share. Every stockholder of record of Class A Common Stock shall be entitled to one vote per share in person or by proxy on each matter submitted to a vote of the stockholders for each share of the Class A Common Stock held by such holder as of the record date of such meeting.

(b)        Class B Common Stock shall consist of 12,000,000 shares, par value $1.00 per share. Every shareholder of record of Class B Common Stock shall be entitled to ten votes per share in person or by proxy on each matter submitted to a vote of the shareholders for each share of the Class B Common Stock held by such holder as of the record date of such meeting.

(c)        No additional Class B Common Stock shall be issued except under the following conditions:

(i)            Stock dividends with respect to Class B shares;

(ii)           Stock splits with respect to Class B shares;

(iii)          To a transferee of any shares of Class B Common Stock who acquires said shares by gift, devise, or otherwise through the laws of inheritance, descent or distribution from an estate of a grantor or to a trust beneficiary or beneficiaries by a trustee holding such share of Common Stock for said beneficiary shall be deemed to be the same "beneficial owner" as the transferor;

For the purposes of subsection (i) of this subparagraph (c), dividends in respect of the Class B Common Stock may be paid in shares of Class A Common Stock, shares of Class B Common Stock or any other cash, property or other securities of the corporation in accordance with applicable law.

(d)        All other shares issued shall be Class A Common Stock.

FIFTH: The number of directors shall be a minimum of three and a maximum of fifteen. Upon the election of nine directors, the said directors shall be divided into three classes consisting of three directors in each class; the terms of office of the directors initially classified shall be as follows: the first class shall expire at the next annual meeting of the shareholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting; at each annual meeting of shareholders after the initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

SIXTH: Each person who is or was or has agreed to become a director or officer of the corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The corporation will advance expenses for any director, officer, employee or agent's defense prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the corporation if it is ultimately determined that such party is not entitled to indemnity. Without limiting the generality or effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification different than that provided in this Article. Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

SEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article SEVENTH.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation, without any action on the part of the stockholders of the corporation, but the stockholders may make additional by-laws and may alter, amend, or repeal any by-law whether adopted by them or otherwise.

NINTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

Signed on June 23, 1995.

/s/ Gene L. Wexler
Gene L. Wexler
Vice President, General Counsel, and Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:40 AM 03/01/1999 991077132 - 2093444

CERTIFICATE OF MERGER

MERGING

LEGACY ACQUISITION CORP.

WITH AND INTO

GENOVESE DRUG STORES, INC.

(Pursuant to Section 251 of the

General Corporation Law of the State of Delaware)

Genovese Drug Stores, Inc., a Delaware corporation (the “Corporation”), for the purpose of merging Legacy Acquisition Corp., a Delaware corporation (“Legacy”), with and into the Corporation (the “Merger”), does hereby certify as follows:

FIRST:          Genovese Drug Stores, Inc., a Delaware corporation, and Legacy Acquisition Corp., a Delaware corporation, are the constituent corporations of the Merger.

SECOND:     An Agreement and Plan of Merger dated as of November 23, 1998 (the “Merger Agreement”) relating to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Corporation and Legacy in accordance with Section 251(c) of the General Corporation Law of the State of Delaware and by written consent of the sole stockholder of Legacy in accordance with Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD:         The name of the surviving corporation of the Merger is Genovese Drug Stores, Inc.

FOURTH:     The Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the Merger shall be amended and restated in its entirety (the “Restated Certificate of Incorporation”) as attached hereto as Exhibit A, and such Restated Certificate of Incorporation shall be the Restated Certificate of Incorporation of the surviving corporation.

FIFTH:          The fully executed Merger Agreement is on file at the principal place of business of the Corporation at 80 Marcus Drive, Melville, New York 11747.

SIXTH:          A copy of the fully executed Merger Agreement will be furnished by the Corporation, as the surviving corporation pursuant to the Merger, on request and without cost, to any stockholder of the Corporation or Legacy.

IN WITNESS WHEREOF, Genovese Drug Stores, Inc. has caused this Certificate of Merger to be executed as of this 1st day of March, 1999.

GENOVESE DRUG STORES, INC.

By:	/s/ Gene L. Wexler
Name:	Gene L. Wexler
Title:	Vice President and General Counsel

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EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

GENOVESE DRUG STORES, INC.

FIRST: The name of the corporation (“Corporation”) shall be Genovese Drug Stores, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock of one dollar ($1) par value.

FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

(a)	to make, alter, and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors;

(b)	subject to the laws of the State of Delaware from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

(c)	in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Restated Certificate of Incorporation as from time to time amended of the Corporation, and of its Bylaws.

SIXTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the Corporation.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders. (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall be exempt from such liability for any such breach to the full extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article, or the adoption of any provisions inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision.

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EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Genovese Drug Stores, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is

The Prentice-Hall Corporation System, Inc.

and the present registered office of the corporation is in the county of

New Castle

The Board of Directors of Genovese Drug Stores, Inc.

adopted a resolution on the 20th day of December, 2000 authorizing the registered office of Genovese Drug Stores, Inc. in the state of Delaware to be changed to

Corporation Trust Center, 1209 Orange Street,

in the City of Wilmington, County of New Castle,

and the authorization of the present registered agent of this corporation to be withdrawn, and

THE CORPORATION TRUST COMPANY to be appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Genovese Drug Stores, Inc. has caused this statement to be signed by Robert E. Lewis, its Vice President, General Counsel and Secretary_*, this 22nd day of December, 2000.

/s/ Robert E. Lewis
Robert E. Lewis
Vice President, General Counsel and Secretary

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 01/11/2001 010017869 - 2093444

State of Delaware Secretary of State Division of Corporations Delivered 12:02 PM 08/02/2004 FILED 11:44 AM 08/02/2004 SRV 040562935 - 2093444 FILE

CERTIFICATE OF MERGER

OF

JEAN COUTU ACQUISITION ONE, INC.

WITH AND INTO

GENOVESE DRUG STORES, INC.

The undersigned. corporation, organized and existing under and by virtue of the General Corporate Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows;

Name	State of Incorporation
Jean Coutu Acquisition One, Inc.	Delaware
Genovese Drug Stores, Inc.	Delaware

SECOND: An Agreement and Plan of Merger dated as of August 2, 2004 (the “Merger Agreement”), between Genovese Drug Stores, Inc., a Delaware corporation, and Jean Coutu Acquisition One, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: Genovese Drug Stores, Inc. shall be the surviving corporation of the merger (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time (as defined below), shall remain its Certificate of Incorporation.

FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at SO Service Avenue, Warwick, Rhode Island 02886.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH: This Certificate of Merger, and the merger provided herein, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Genovese Drug Stores, Inc. has caused this Certificate of Merger to be executed as of August 2, 2004.

GENOVESE DRUG STORES, INC.

By:	/s/ Michel Coutu
Michel Coutu
President

State of Delaware Secretary of State Division of Corporations Delivered 07:54 PM 12/03/2004 FILED 07:49 PM 12/03/2004 SRV 040873451 - 2093444 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of GENOVESE DRUG STORES, INC., a Delaware Corporation, on this 11th day of November, A.D. 2004, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 615 SOUTH DUPONT HIGHWAY Street, in the City of DOVER County of KENT Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is NATIONAL CORPORATE RESEARCH, LTD.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 24 day November, A.D., 2004.

By:	/s/ Robert E. Lewis
Authorized Officer

Name:	ROBERT E. LEWIS
Print or Type

Title:	SENIOR VICE PRESIDENT/ GENERAL COUNSEL and SECRETARY

State of Delaware Secretary of State Division of Corporations Delivered 10:39 PM 09/26/2005 FILED 08:58 PM 09/26/2005 SRV 050788074 - 2093444 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Genovese Drug Stores, Inc., a Delaware Corporation, on this 21st day of September, A.D. 05, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st day of September, A.D., 05.

By:	/s/ Kristen Betzger
Authorized Officer

Name:	Kristen Betzger
Print or Type

Title:	Vice President